UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 29, 2019

Green Dot Corporation
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34819	95-4766827
(Commission File Number)	(IRS Employer Identification No.)

3465 E. Foothill Blvd.
Pasadena,	California	91107	(626)	765-2000
(Address of Principal Executive Offices)			(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Class A Common Stock, $0.001 par value	GDOT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On October 29, 2019, Green Dot Corporation (the “Company”) and its subsidiary bank, Green Dot Bank, entered into the 2020 Amended and Restated Walmart MoneyCard Program Agreement (the “Program Agreement”) with Walmart Inc. (“Walmart”) and certain of Walmart’s subsidiaries. The Program Agreement sets forth the terms under which the Company and Green Dot Bank will continue to serve as the program manager and issuing bank for the Walmart MoneyCard suite of reloadable debit card products. The Amended and Restated Walmart MoneyCard Program Agreement, dated as of May 1, 2015, among the parties thereto, as amended (the “Prior Agreement”), is superseded by the Program Agreement with respect to the sale and reload of MoneyCards.
The Program Agreement sets forth the terms for the sale, marketing, load or reload of MoneyCards at Walmart locations, as well as the potential sale of such other Walmart-branded financial products and services as may be mutually agreed by the parties from time to time (collectively, “Products”). The Products will be issued by Green Dot Bank, and the Company has agreed to pay Walmart a revenue sharing fee, based on certain fees, interchange income and other customer-generated revenue derived from the Products. The term of the Program Agreement expires on January 31, 2027 and shall automatically renew for an additional year to January 31, 2028, unless a party provides notice of its election not to renew at least one year prior to January 31, 2027. The Program Agreement may be earlier terminated by Walmart in certain circumstances, such as the Company’s material breach or insolvency or its failure to meet agreed-upon service levels, and certain changes in control of the Company.
The Company will seek confidential treatment from the Securities and Exchange Commission for certain portions of the Program Agreement in connection with filing such agreement as an exhibit to the Company’s Annual Report on Form 10-K for the period ended December 31, 2019.
The information provided under Item 3.02 herein is incorporated into this Item 1.01 by reference.
Item 1.02. Termination of a Material Definitive Agreement
The Program Agreement supersedes and replaces the Prior Agreement with respect to the sale and reload of MoneyCards.
Item 3.02. Unregistered Sales of Equity Securities.
On October 29, 2019, in recognition of the many different lines of business in which Walmart and Green Dot are engaged, inclusive of the new agreements announced today, the Company agreed to issue to Walmart, in a private placement, 975,000 restricted shares (the “Walmart Shares”) of the Company’s Class A Common Stock, par value $0.001 per share (the “Issuance”) to serve as an incentive for the parties to work together to achieve growth across all of their current and future mutual lines of business. The Issuance will occur on January 2, 2020, and the Walmart Shares will vest in equal monthly increments between January 2, 2020 and December 1, 2022. Walmart will be entitled to vote and receive dividends paid on the Walmart Shares from the issuance date. Walmart has agreed to vote the Walmart Shares in the manner recommended by the Company’s board of directors to the Company’s stockholders generally.
The Walmart Shares will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and will be issued in reliance on the exemption from registration under the Securities Act provided by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act. Walmart has represented that it is an accredited investor, as defined in Rule 501 of Regulation D promulgated under the Securities Act.
Item 8.01. Other Events.
On October 29, 2019, the Company and Walmart issued a joint press release announcing the Program Agreement and their agreement to jointly establish a new fintech accelerator with a mission to develop innovative products, services and technologies that sit at the intersection of retail shopping and consumer financial services. A copy of the press release is furnished as Exhibit 99.01 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Number    Description
99.01        Joint press release, dated October 29, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN DOT CORPORATION

By:	/s/ John C. Ricci
John C. Ricci
General Counsel and Secretary

Date: October 29, 2019